EXHIBIT 22.1
                      TEXAS MERIDIAN RESOURCES CORPORATION
                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration statement (Form S-8 No. 33-86788) pertaining to the Non-Employee Directors' Stock Option Plan, 1990 Stock Option Plan, 1994 Executive Officer Warrants and 1993 Non-Employee Director Stock Options plan of Texas Meridian Resources Corporation of our report dated February 4, 1997, with respect to the consolidated financial statements and schedule of Texas Meridian Resources Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                              ERNST & YOUNG LLP

Houston, Texas
February 26, 1997